SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C. 20549

                            FORM 8-K

                         CURRENT REPORT


                Pursuant to Section 13 or 15(d) of
                the Securities Exchange Act of 1934





Date of report:   August 20, 1999
         (Date of earliest event reported)




                       HANNAFORD BROS. CO.
      (Exact name of registrant as specified in its charter)




            Maine                  1-7603         01-0085930
(State or other jurisdiction of  (Commission   (I.R.S. Employer
 incorporation or organization)   File No.)   Identification No.)




        145 Pleasant Hill Road,  Scarborough,  Maine 04074
        (Address of principal executive offices) (Zip code)




Registrant's telephone number:  (207) 883-2911





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Item 5.  Other Events.

         On August 20, 1999, Empire Company Limited gave written notice of its election to terminate the standstill agreement between Hannaford and the Sobey Parties. The agreement permits such a termination if a third party makes a bona fide offer to acquire Hannaford, by merger or otherwise.

         As previously announced, Hannaford entered into an Agreement and Plan of Merger, dated as of August 17, 1999, with Food Lion, Inc. and a wholly-owned subsidiary of Food Lion. Termination of the standstill agreement was an expected consequence of the merger agreement.

         Hannaford and the Sobey Parties first entered into a standstill agreement on September 16, 1981. The latest version of the agreement was executed on February 4, 1988, and had been further amended and extended from time to time since then.




                            SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                   HANNAFORD BROS. CO.




Date: August 31, 1999                 By:  Charles H. Crockett
                                         Assistant Secretary



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